UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[  ] Soliciting Material Pursuant to § 240.14a-12

CENTRAL VIRGINIA BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 20, 2010

Dear Shareholders:

Our 2009 financial results were not what we consider acceptable; however, we believe that we will see improved performance in 2010 as a result of what has made Central Virginia Bankshares, Inc. a successful community bank over the past 36 years.  “My Dream, My Bank” is not just a marketing slogan but is at the heart of our bank.  We are a community-based, relationship–oriented financial provider focused on our markets. We will strive to build upon this core principle, rebuild our capital base and once again deliver the strong financial performance that our owners expect and deserve. There is no doubt that the “Recession of 2008-2009” has been painful for our customers and our shareholders.  We have worked with our customers to help them through this tough economic cycle because we know the value of our relationship with our customers.  However, we too have been impacted by the recession. Over the past two years, we have lost a combined total of $18.8 million.  Obviously, this has greatly reduced our capital position despite 34 years of consistent earnings, as you can see in the enclosed Amendment No. 2 to our Annual Report on Form 10-K/A  for the year ended December 31, 2009.

As discussed in further detail beginning on page 18 of the enclosed proxy statement, our Board of Directors has approved, subject to your approval at our annual meeting on June 23, 2010, increasing our authorized shares of common stock from 6 million to 30 million shares. Many of you may be asking “why?” The answer is simple - we need to be able to raise capital and rebuild our regulatory capital base through an issuance of common stock if we deem that such an issuance is in the best interest of our shareholders.  Additionally, we want to have the authorized shares available to issue additional shares in the future for other corporate purposes, including the possibility of paying off our TARP obligation. If we improve our capital position, we will be able to continue to do what we do best – providing the customers in our market the loans and deposit products they need in order to realize their dreams.  We respectfully request you vote “yes” to this proposal.

2009 Summary and Future Outlook
Our results in 2009 were impacted by four key items.  First, as our customers have been struggling through this economy, we needed to provide for potential credit losses in our loan portfolio.  In response to the changing environment, we recorded a record $9.5 million in provision for loan losses.  Secondly, as banks across the United States continue to have financial difficulty, some of our investments backed by securities issued by these banks have declined in value.  This required a non-cash write-down of $6.7 million for the year.  Thirdly, the Federal Deposit Insurance Corporation has increased insurance premiums on all banks in the country, and our premiums increased 424% or $933 thousand over the prior years.  The combination of the items mentioned above coupled with the 2008 write-off of our investment in Freddie Mac and Fannie Mae, and the increase in non-performing loans has resulted in a lower base of interest-earning assets.  As a result, we recorded approximately $4.0 million lower interest income in 2009 compared to 2008.

Arguably, 2008 and 2009 have been the toughest economic environment that most of us, as well as Central Virginia Bank, have ever experienced.  But we believe we are seeing positive signs on the horizon.  Through the hard work of our team, our financial performance for the first quarter 2010 showed progress. Despite the challenges presented by the national and local economies, our focus toward serving our customers has helped our financial performance.  We’re encouraged by signs of improvement in the national economy.  As reported by the Federal Reserve Bank of Richmond in their April 14, 2010 Beige Book, improved economic activity is being seen across the Fifth District.  Manufacturing, home sales, tourism and retail sales are improving.  These economic recovery signs are a welcomed relief after years of negative economic news.  While we are seeing positive indicators, we also realize this recovery is fragile and we anticipate that the recovery will be slow process.

We are coming through the most severe recession in the Bank’s history and we believe will emerge stronger as an organization.  Our team is focused on serving the needs of our customers and delivering the performance our owners expect. We expect our Bank will contribute significantly to the economic recovery of our market. We know we have much work to do to rebuild our capital base, our financial performance and your confidence. We need your affirmative vote to the proposal to increase our authorized shares so we will have the flexibility to raise capital to meet our short and long term needs.

We greatly appreciate the continued loyalty of our customers and their allowing us to help them attain their dreams.  And we thank you, our owners, for your confidence in Central Virginia Bankshares, Inc. as we begin our 37th year.

James T. Napier	Ralph Larry Lyons
Chairman	President & CEO

CENTRAL VIRGINIA BANKSHARES, INC.

Dear Shareholders:

           You are cordially invited to attend the Annual Meeting of Shareholders of Central Virginia Bankshares, Inc., which will be held on Wednesday, June 23, 2010, at 10:00 a.m., at the Powhatan Village Building (the former Powhatan High School building), 3910 Old Buckingham Road, Powhatan, Virginia, for the following purposes:

(1)	to elect three directors, Kemper W. Baker, John B. Larus and James T. Napier, for a term of three years;

(2)	to ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as our independent auditors for the year ending December 31, 2010;

(3)	to consider and approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

(4)	To act on a proposed amendment and restatement of our Articles of Incorporation to increase the authorized number of shares of common stock from 6,000,000 to 30,000,000 shares;

(5)
To act on a proposal to adjourn the meeting to allow time for further solicitation of proxies, in the event there are insufficient votes represented in person or by proxy at the meeting to approve the amendment proposal;

(6)	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

           Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. You may vote by telephone, the internet, or by mail, in accordance with the voting instructions on the enclosed proxy card and, should you wish to respond by mail, there is a postage-paid return envelope for your convenience.  If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

           The Board of Directors and management of Central Virginia Bankshares, Inc. appreciate your continued support and look forward to seeing you at the Annual Meeting.

                                                                Sincerely yours,

               /s/ Ralph Larry Lyons

                                                                RALPH LARRY LYONS
                                                                President and
                                                                Chief Executive Officer
Powhatan, Virginia
May 20, 2010

CENTRAL VIRGINIA BANKSHARES, INC.
2036 New Dorset Road
P.O. Box 39
 Powhatan, Virginia  23139-0039

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 23, 2010

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Virginia Bankshares, Inc. will be held at the Powhatan Village Building (the former Powhatan High School building), 3910 Old Buckingham Road, Powhatan, Virginia, 23139 on June 23, 2010, at 10:00 a.m. local time for the following purposes:

(1)	to elect three directors, Kemper W. Baker, John B. Larus and James T. Napier, for a term of three years and until their successors are elected and qualified;
(2)	to ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as our independent auditors for the year ending December 31, 2010;
(3)
to consider and approve the following advisory (non-binding) proposal:
RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

(4)	to act on a proposed amendment and restatement of our Articles of Incorporation to increase the authorized number of shares of common stock from 6,000,000 to 30,000,000 shares;
(5)
to act on a proposal to adjourn the meeting to allow time for further solicitation of proxies, in the event there are insufficient votes represented in person or by proxy at the meeting to approve the amendment proposal;

(6)	to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

    Management is not aware of any other business, other than procedural matters incident to the conduct of the Meeting.  The Board of Directors has fixed the close of business on May 7, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Elwood C. May
Elwood C. May
Secretary
Powhatan, Virginia
May 20, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 23, 2010:

The proxy statement and the Company’s 2009 annual report on Form 10-K/A (Amemdment No. 2) (the "Form 10-K/A") are available at www.centralvabank.com/annualreport-proxy.

YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO VOTE PROMPTLY.  IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

CENTRAL VIRGINIA BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
June 23, 2010

GENERAL INFORMATION

           The Board of Directors (the “Board”) of Central Virginia Bankshares, Inc. (“we,” “us,” “our” or the “Company”) is furnishing this Proxy Statement to holders of our common stock, $1.25 par value per share (“Common Stock”), in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on June 23, 2010, at 10:00 a.m. at the Powhatan Village Building (the former Powhatan High School building), 3910 Old Buckingham Road, Powhatan, Virginia, and any adjournment or postponement thereof (the “Annual Meeting”).

           This Proxy Statement, the accompanying proxy card and the Form 10-K/A Annual Report (which is not part of our soliciting materials) are being mailed to you on or about May 20, 2010.  In addition to solicitation by mail, our officers and regular employees may solicit proxies in person or by telephone.  The cost of soliciting proxies will be borne by us. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock. We have retained Regan & Associates, Inc. to aid in the solicitation of proxies for the Annual Meeting. Regan & Associates, Inc. will receive a fee of approximately $16,000 for its proxy solicitation services.

           You may vote by telephone, the Internet, or by mail, in accordance with the voting instructions on the enclosed proxy card.  Please check the proxy card for instructions.  If you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.  Proxies that are properly delivered to us and not revoked prior to use will be voted in accordance with the instructions contained thereon.  If no contrary instructions are given, each proxy received will be voted FOR the director nominees and FOR proposals II through V. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by:

•	filing written notice thereof with our Secretary (Secretary, Central Virginia Bankshares, Inc., 2036 New Dorset Road, P.O. Box 39, Powhatan, Virginia 23139-0039);

•	submitting a duly executed proxy bearing a later date; or

•	appearing at the Annual Meeting or at any adjournment or postponement thereof and giving the Secretary notice of his or her intention to vote in person.

           Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting. We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement.  However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment. Under certain circumstances, including the election of directors, brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”).  In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will not be included as votes cast with respect to those matters.  Abstentions and broker non-votes will have the effect of a vote AGAINST Proposal IV to amend and restate the Articles of Incorporation to authorize the increase in the authorized shares of Common Stock.  Abstentions and broker non-votes will have no effect on the outcome of Proposals I through III or Proposal V.

    If you hold your shares in a bank or brokerage account, you will receive instructions from your bank or broker that you must follow for your shares to be voted.  Please follow those instructions carefully to assure that your shares are voted in accordance with your wishes on the matters presented in this Proxy Statement.

           Only shareholders of record at the close of business on May 7, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,620,437 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting.  There are no rights of appraisal or similar rights of dissenters under Virginia law or otherwise with regard to the proposals to be addressed at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

Election of Directors; The Nominees

           Our Articles of Incorporation and Bylaws provide that the Board shall fix the number of directors of the Company and that such directors shall be divided into three classes as nearly equal in number as possible. Currently, the number of directors is fixed at nine.

           The members of each class are to be elected for a term of three years and until their successors are elected and qualified.  One class of directors is to be elected annually. The following table sets forth the names of the current directors, the class to which they belong and the years in which their terms of office will expire:

Class C 2010(1)	Class B 2011	Class A 2012
Kemper W. Baker	Ralph Larry Lyons	Elwood C. May
John B. Larus	Roseleen P. Rick	Clarke C. Jones
James T. Napier	William C. Sprouse, Jr.	Phoebe P. Zarnegar

__________________
(1)	The Board has nominated these directors for election to the Board for a three-year term expiring in 2013 and until their successors are elected and qualified.

           Unless authority is withheld in the proxy, each proxy executed by a shareholder will be voted for the election of Kemper W. Baker, John B. Larus and James T. Napier, the nominees listed above.  Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon.  If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.  The nominees listed above have consented to be nominated and to serve if elected, and the Board knows no reason why the nominees would be unable to serve if elected.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

           In the election of directors, those nominees receiving the greatest number of votes will be elected even if they do not receive a majority.  Abstentions and broker non-votes will not be considered a vote for, or a vote against, a nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” KEMPER W. BAKER, JOHN B. LARUS AND JAMES T. NAPIER.

The Board of Directors

           Certain information, including age and principal occupation, regarding each director nominee and each remaining director who will continue to serve on the Board is set forth below.  The year shown for initial election as a director represents the year in which the nominee or continuing director was first elected to the Board or previously to the Board of Directors of Central Virginia Bank, our wholly-owned subsidiary (the “Bank”).  Unless otherwise indicated, the business experience and principal occupations shown for each nominee or continuing director has extended five or more years.  In addition, the following information presents the particular experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director for the Bank.

Kemper W. Baker, 65, was appointed as a director in June 2006.

Mr. Baker, an economist, currently teaches economics and finance classes at Virginia Commonwealth University and Longwood University; he formerly served as Vice President of the Federal Reserve Bank of Richmond until his retirement in June 2004. Mr. Baker, at the time of his retirement, oversaw government, media, bank, community and public relations throughout the Fifth Federal Reserve District as Special Assistant to the President of the Federal Reserve Bank of Richmond. Mr. Baker’s banking and regulatory experience with the Federal Reserve Bank of Richmond, as well as his knowledge of economics makes him well qualified to serve as a director of the Company.

Clarke C. Jones, 61, was appointed as a director in May 2008.

Mr. Jones, a retired executive, is currently freelance professional writer. Mr. Jones was President, until 2007, of Scaffolding Solutions, LLC of Richmond Virginia. Prior to then, he had a thirty-one year career with Saunders Oil Company in Richmond Virginia culminating in 2001 as its Executive Vice President. Mr. Jones’ background as an executive of an Oil company and his management experience and leadership abilities provide him the qualifications to serve as a director of the Company.

John B. Larus, 81, has been a director since 1973.

Mr. Larus serves as Chairman Emeritus of the Board and the Board of Directors of the Bank. He is the retired managing partner of Stony Point Estates, a land development company. Mr. Larus’ experience as one of the original organizing directors coupled with his extensive tenure as a director of the Company make him well suited to continue as a member of the board of directors.

Ralph Larry Lyons, 61, has been a director since 1983.

Mr. Lyons is President and Chief Executive Officer of the Company and the Bank and Vice Chairman of the Board. Mr. Lyons’ long service as President and CEO of the bank make him qualified to serve as a director of the Company.

Elwood C. May, 69, has been a director since 1973.

Mr. May serves as Secretary of the Board of Directors of the Company. He is the retired owner/operator of Flatrock Hardware, Inc., a hardware retailer located in Powhatan, Virginia. Mr. May’s experience as one of the original organizing directors, his experience as a small business owner, and his service as a community leader provide the qualifications to serve as an effective director of the Company.

James T. Napier, 57, has been a director since 1997.

Mr. Napier serves as the Chairman of the Board. He is President of Napier, Realtors ERA which has its main office in Chesterfield County and has branch offices serving Powhatan, Hanover and Henrico Counties and the City of Richmond.  Mr. Napier has been President of the firm since 1991 and has been involved in the real estate business since 1976. Mr. Napier’s experience in real estate sales, his knowledge of real estate in general and his experience as the President of a real estate company provide him the leadership skills and attributes desired to serve as a director of the Company

Roseleen P. Rick, 68, has been a director since May 2005.
Ms. Rick is an attorney and retired partner at Troutman Sanders, LLP, a law firm in Richmond, Virginia, where she served as the leader of the Multifamily Housing Practice Group. Ms. Rick, with her experience as a practicing attorney dealing with multi-family housing transactions and real estate generally, make her uniquely qualified to serve as a director of the Company.

William C. Sprouse, Jr., 56, has been a director since May 2005.
Mr. Sprouse is President of E. B. Sprouse Co. and Cumberland Building Supply, Inc., one of the largest private businesses in Cumberland County, Virginia. Mr. Sprouse is an experienced President and CEO of a small business and who is well known as a leader in his community, and therefore well qualified to serve as a director of the Company.

Phoebe P. Zarnegar, 63, has been a director since May 2005.
Ms. Zarnegar is a CPA and the principal of the firm Farrell & Zarnegar, Certified Public Accountants. Mrs. Zarnegar, as an active CPA, has an extensive background in accounting and tax. This experience makes her very well qualified to serve as a director of the Company.

Executive Officers Who Are Not Directors

           Charles F. Catlett, III, 61, is Senior Vice President and Chief Financial Officer.  Prior to joining the Company in December 1999, he was President of Franklin Financial Associates, L.L.C. for two years. Prior to establishing Franklin Financial Associates, he was Senior Vice President and Group Manager of Wachovia Bank, the successor by merger in 1997 to Central Fidelity National Bank, where he served in several senior management capacities in the Investments, Management Accounting, Corporate Accounting and Internal Audit departments since 1973. Mr. Catlett has over 36 years of banking experience.

           Leslie S. Cundiff, 61, is Senior Vice President and Senior Credit Officer. Prior to joining us in March 2004, she was Senior Vice President and Statewide Site Manager for the Business Lending Group of Wachovia Bank, the successor by merger in 2001 to First Union.  Mrs. Cundiff has over 23 years experience in the commercial lending areas of portfolio risk management, credit underwriting, loan approval, client marketing, and relationship management.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

           The following table sets forth information as of April 25, 2010, regarding the beneficial ownership of Common Stock by all directors and nominees, each of the named executive officers and by all directors and executive officers as a group.  For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security or if he has the right to acquire beneficial ownership of the security within 60 days.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)
Kemper W. Baker (6)	933	*
Charles F. Catlett, III	12,061	*
Leslie S. Cundiff	1,195	*
Clarke C. Jones	6,291	*
John B. Larus (3)	52,272	2.00%
Ralph Larry Lyons (4)	45,894	1.75%
Elwood C. May (5)	19,979	*
James T. Napier	2,550	*
Roseleen P. Rick	1,388	*
William C. Sprouse, Jr.	2,276	*
Phoebe P. Zarnegar	2,094	*
All present executive officers and directors as a group (11 persons)	146,933	5.59%

*Less than one percent (1%)
(1) Amounts include the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 25, 2010:  Mr. Catlett —2,427; Mr. Lyons —3,826.
(2) Based on 2,620,437 shares of Common Stock issued and outstanding on April 25, 2010.
(3) Includes 14,585 shares owned by Mr. Larus’ wife.
(4) Includes 7,150 shares owned by Mr. Lyons and his wife as joint tenants, and 5,500 shares owned by his wife.
(5) Includes 5,629 shares owned by Mr. May and his wife as joint tenants.
(6) Includes 548 shares owned by Mr. Baker's wife.

Security Ownership of Certain Beneficial Owners

           Management of the Company is not aware of any person or group, as that term is used in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock as of April 25, 2010.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

The Board of Directors

           Meetings of the Board of Directors are held regularly each month and there is also an organizational meeting following the Annual Meeting of Shareholders.  The Board held 14 meetings in the year ended December 31, 2009.  Mr. Napier has served as Chairman of the Board since 2005; Mr. May has served as Secretary of the Board since 2006. To date, the Company has chosen not to combine the positions of Chief Executive Officer (“CEO”) and Chairman.  The Company believes that its leadership structure is appropriate because by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes.

           The CEO makes frequent reports to the Board, often at the suggestion of the Chairman or other directors and he also explains in detail to the Board the reasons for certain recommendations of the Company’s executive management group.

Independence of the Directors

           The Board has determined that the following eight individuals of its nine current members are independent as defined by the listing standards of The Nasdaq Stock Market, Inc.: Messrs. Baker, Jones, Larus, May, Napier, and Sprouse and Mmes. Rick and Zarnegar. In reaching this conclusion, the Board considered that the Company and the Bank conduct business with companies of which certain members of the Board or members of their immediate families are or were directors or officers.  See “Certain Relationships and Related Transactions.”

Code of Business Conduct and Ethics

           The Executive Committee of the Board has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries.  The Code addresses such topics as compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest.  A copy of the Code is posted on our website at www.centralvabank.com.  Printed copies of the Code are available to any shareholder upon written request to the Secretary, P.O. Box 39, Powhatan, Virginia 23139-0039.

Committees

           The Board has a standing Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee, which are composed entirely of independent directors.  Each of the standing committees operates under a written charter adopted by the Board.  A current copy of each standing committee’s charter is posted on our website at www.centralvabank.com.

           Audit Committee.  The Audit Committee is chaired by Ms. Zarnegar and includes Messrs. May, Sprouse, and Napier. The Board has not currently designated an “audit committee financial expert.” However, the current members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. The Board, therefore, believes that the members of the Audit Committee have the skills and experience needed to ensure that the Committee properly fulfills its duties and responsibilities.

           The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit and for the assurance of the adherence to a system of internal controls.  It reviews and accepts the reports of our independent auditors and federal examiners.  The Audit Committee met five times during the year ended December 31, 2009.

    Compensation Committee.  The Compensation Committee is chaired by Ms. Rick and includes Messrs. Baker and Sprouse, all of whom are independent directors. The Compensation Committee met three times during the year ended December 31, 2009.

    The Compensation Committee is responsible for the oversight and implementation of the Company’s compensation program for its executive officers.  In carrying out its responsibilities, the Compensation Committee annually reviews the total aggregate percentage increase in compensation for the Company, reviews and establishes the compensation and bonus for the Company’s chief executive officer, and reviews and concurs with the compensation and bonus proposed by the chief executive officer for the other executive officers. The Compensation Committee then recommends to the Board of Directors, the aggregate salary increases for the Company and the annual salary levels and any bonuses to be paid to the Company’s executive officers, for their approval. The Compensation Committee also makes recommendations to the Board of Directors from time to time regarding the issuance of stock options and other compensation related matters. Any Board of Directors approval is by a majority affirmative vote of the independent directors.

    The Compensation Committee may not delegate its authority over the compensation program to other persons.  The Compensation Committee engaged a compensation consultant to assist it in carrying out its responsibilities with respect to executive compensation and compliance with the compensation requirements set forth in legislation related to the TARP – Capital Purchase Program. The consultant was C T Executive Benefits Group, who was engaged directly by the Compensation Committee. For 2009, we paid CT Executive Benefits Group $6,075 for compensation consulting services.  The nature and scope of this engagement principally involved, but was not necessarily limited to, benchmarking salaries and other compensation versus comparable banks in generally similar markets; assistance with development of a comprehensive executive compensation philosophy for the Company; and advice and assistance in construction and drafting of employment, or change of control contracts.

           Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee is chaired by Mr. Larus and includes Mr. Baker, Sprouse, and Ms. Rick. The Corporate Governance/Nominating Committee develops qualifications for director candidates, recommends to the Board persons to serve as directors and monitors developments in certain corporate governance practices and makes recommendations to the Board concerning such practices. The Corporate Governance/Nominating Committee did not meet during the year ended December 31, 2009.

    The Corporate Governance/Nominating Committee evaluates potential director nominees by reviewing resumes and current personal information requested from the candidates in relation to desired standards and attributes. The following are a representative sample of some but not all of the factors considered.

•	the ability of the prospective nominee to represent the interests of our shareholders - the candidate should have an investment in the Company.

•	the prospective nominee’s integrity should be above reproach, and their commitment, independence of thought, and judgment should be exemplified in their vocation and other activities.

•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties should be verified. Consideration should be given to the prospective nominee’s service on other public company, civic and non-profit organization boards.

•	the extent to which the prospective nominee’s talents contribute to, and compliment the range of talent, skill and expertise appropriate for the Board.

    Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Corporate Governance/Nominating Committee by following the procedures that the Company has established, which are summarized in the “Shareholder Proposals” section of this Proxy Statement.

Risk Oversight

    The Board of Directors has the responsibility for oversight of the risk inherent in the Company’s day to day operations. The Board manages this risk through representative participation on the Company’s committees coupled with the review and oversight of the Audit Committee. The Audit committee reviews reports of the results of internal audits, as well as reports on controls over financial reporting pursuant to the Sarbanes-Oxley law, and reports to the full board. Senior management of the Company, who supervise the day to day operations and risk, also report to the whole board as part of their participation in the monthly board meetings. The Company’s Senior Risk Officer meets with and reports to the Compensation committee regarding whether the Company’s compensation policies encourage the taking of excessive risks. The board determines, based on the information received, if the the Company is identifying, monitoring, and managing its risks appropriately.

Meeting Attendance

           During 2009, all Board members attended at least 75% of the meetings of the Board and the committees on which they served .  We encourage all members of the Board to attend the annual meeting of shareholders.  All directors then serving on the Board attended the 2009 annual meeting.

Communications with Directors

           Any director may be contacted by writing to him c/o Central Virginia Bankshares, Inc., P. O. Box 39, Powhatan, Virginia, 23139-0039.  Communications to the directors or the non-management directors as a group may be sent to the same address, c/o the Secretary.  We promptly forward, without screening, all such correspondence to the indicated directors.

Consideration of Board Diversity

    The Nominating Committee considers diversity in board composition. Although the Nominating Committee does not have a written policy regarding board diversity, when considering whether to increase the number of directors or when considering any nominee to fill a board vacancy, the Nominating Committee considers several factors, such as each person’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual has either resided, worked, or served.  A copy of the Company’s Nominating and Corporate Governance Committee Charter is available on the Company’s website: www.centralvirginiabank.com.

Board Members Serving of Other Publicly Traded Company Board of Directors

    None of the present directors serve as a director of another publically traded company.

REMUNERATION

Annual Compensation of Executive Officers

           In the tables and discussion below, we summarize the compensation earned during 2009 by (1) our chief executive officer and (2) our two most highly compensated executive officers other than our chief executive officer, collectively referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	All Other Compen-sation(3) ($)	Total ($)
Ralph Larry Lyons	2009	224,744	0	35,888	260,632
President & Chief	2008	224,744	0	53,381	278,125
Executive Officer

Charles F. Catlett, III	2009	143,000	0	9,284	152,284
Senior Vice President &	2008	143,000	0	18,469	161,469
Chief Financial Officer

Leslie S. Cundiff	2009	137,800	0	9,988	147,788
Senior Vice President &	2008	137,800	4,000	12,046	153,846
Senior Credit Officer
____________________
(1)	Salary is the base regular pay.
(2)	Reflects the bonus in the year earned, and paid.
(3)	Represents all other types of cash, non-cash, or imputed income not includable in the other columns above for the years 2009 and 2008 respectively for:

Mr. Lyons: directors fees of $17,500 and $18,125; value of a Company provided automobile $4,100 and $4,100; taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $5,048 and $12,549; our match of $8,990 and $8,960 on contributions to the 401K plan; profit sharing contribution of $0 and $7,866 by us based on 0% and 3.5% of eligible wages; and supplemental pay for ATM response, weekend work and other after-hour availability of $250 and $1,781.

Mr. Catlett: taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $2,314 and $2,338; our match of $5,720 and $5,720 on contributions to the 401K plan; profit sharing contribution of $0 and $5,005 by us based on 0% and 3.5% of eligible wages; and supplemental pay for ATM response, weekend work and other after-hour availability of $1,250 and $5,406.

Ms Cundiff: taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $4,900 and $4,392; our match of $5,088 and $4,082 on contributions to the 401K plan; profit sharing contribution of $0 and $4,823 by us based on 0% and 3.5% of eligible wages.

    Our executive compensation program consists of base salaries and annual cash incentive payments in the form of annual bonuses.  In 2006, our shareholders approved the 2006 Stock Incentive Plan, which permits the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units.  No grants were made under the 2006 Stock Incentive Plan in 2009 or 2008.

Employment Agreement

    On February 17, 2009, we entered into an Employment Agreement with Mr. Lyons.  The term of the Agreement will continue until February 17, 2012, unless it is terminated earlier in accordance with its provisions. Beginning on February 17, 2012 and each February 17 thereafter, the term of the Agreement will automatically extend for successive one-year terms, unless 90 days notice of non-renewal is provided or employment otherwise terminates under the Agreement. The Agreement provides for an initial base salary of $224,744 per year. Mr. Lyons also is eligible to participate in any of the Company’s long-term or short-term incentive plans, pursuant to the annual bonus metrics set by the Company’s Compensation Committee and employee benefit plans and programs for which he is or will be eligible.

    The Agreement provides for the termination of Mr. Lyons’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle Mr. Lyons to receive the following: his salary earned through the date of termination to the extent not theretofore paid; continuation of his salary for a period of eighteen months from the date of termination; his then current benefits under group health and dental plans for eighteen months from the date of termination; and any earned long-term or short-term incentive payments to the extent not theretofore paid.

    Mr. Lyons will not be entitled to any such compensation or benefits if he breaches any of the covenants in the Agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of eighteen months following the last day of Mr. Lyons’s employment. He will also not be entitled to any compensation or other benefits under the Agreement, other than unpaid salary, if his employment is terminated for cause or for other than good reason.

    If Mr. Lyons is terminated without cause or resigns for good reason within three years following a “change of control” (as defined in the Agreement), he will be entitled to the following: annual salary at the rate in effect immediately prior to termination; any earned and unpaid incentive or bonus compensation; the product of his annual bonus for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination, and the denominator of which is 365; any benefits or awards which pursuant to any plans, policies or programs have been earned or become payable, but which have not yet been paid; an amount equal to 2.0 times the sum of Mr. Lyons’s salary at the rate in effect immediately prior to termination and his average bonus for the two most recently completed years; and his then current benefits under group health and dental plans for eighteen months from the date of termination.

    The severance and change in control payments disclosed above are limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding. For further discussion, see “TARP Executive Compensation Standards.”

Change of Control Agreements

    On April 21, 2009, we entered into Change of Control Agreements with Charles F. Catlett, III and Leslie S. Cundiff.  The agreements provide that within three years following a “change of control” (as defined in the agreements), the employee’s position, authority, duties and responsibilities will be at least commensurate with those held prior to the change of control and will be performed at the location where the employee was employed immediately preceding the control of control or the Company’s headquarters if within 35 miles of such location. The agreements also provide that, within three years following a change of control, the employee’s annual base salary will be at least equal to his or her salary prior to the change of control, and the employee will have the opportunity to earn annual and other incentives generally applicable to peer employees of the Company, but in no event less favorable than such opportunity prior to the change of control.

    If the employee is terminated without cause or resigns for good reason within three years following a “change of control,” he or she will be entitled to the following:

    •      annual salary at the rate in effect immediately prior to termination;
    •      any earned and unpaid incentive or bonus compensation;

•
the product of his annual bonus for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination, and the denominator of which is 365;

•	any benefits or awards which pursuant to any plans, policies or programs have been earned or become payable, but which have not yet been paid;
•	an amount equal to 2.0 times the sum of the Employee’s salary at the rate in effect immediately prior to termination and his average bonus for the two most recently completed years; and
•	continuation of their then current benefits under group health and dental plans for thirty six months from the date of termination.

    The change of control payments disclosed above are limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding. For further discussion, see “TARP Executive Compensation Standards.”

Outstanding Equity Awards at Fiscal Year-End 2009

           In the table below, we list information on the holdings of unexercised stock options as of December 31, 2009 for each of the named executive officers.

	Option Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Ralph Larry Lyons	1,215	12.10	7/16/2012
	827	15.97	4/29/2013
	551	15.97	4/29/2013
	1,050	26.04	7/1/2014

Charles F. Catlett, III	1,158	7.89	1/11/2010
	695	12.10	7/16/2012
	497	15.97	4/29/2013
	331	15.97	4/29/2013
	788	26.04	7/1/2014

(1) Ms. Cundiff had no outstanding equity awards at fiscal year-end 2009.

Defined Contribution and Supplemental Retirement Plans

           We provide additional compensation to our executive officers through various plans which are also available to all or some of our employees.  The Compensation Committee oversees these plans, which are described below.

           Defined Contribution Plans.  We have a qualified Defined Contribution Plan that provides benefits to all employees meeting the criteria of the ERISA laws, which is the majority of our employees.  The Plan has two major components: profit sharing and 401(K). The employee participants are 100% vested upon entrance into the Plan.

•
Profit Sharing - Under the profit sharing segment, which is determined based on annual profits, all eligible employees receive a percentage of their base compensation. This amount is directly deposited to the employees’ individual retirement account.  For 2009, the Board of Directors did not award a contribution to the profit sharing segment and thus, no contributions were made to the segment.

•
401(k) Plan - We have a 401(K) Plan where we will match 100% of the first 3% and 50% of the next 2% of every participant’s pre-tax contributions. Over 86% of our employees contribute to the 401(k) Plan. The Company’s matching contribution was $160,193 in 2009 for all participating employees.

           Supplemental Executive Retirement Agreement.  We have a non-qualified Supplemental Executive Retirement Agreement with each of the named executive officers as well as seven other senior officers. Participation is only through selection by and approval of the Board. There are no contributions by the participants. The participants vest in their accrued benefit over an eight year period unless there is a change in control, at which time all participants, if not already 100% vested, become 100% vested in the amount then accrued by us. The agreements provide for an annual benefit upon retirement at age 65, equal to 25% of the participant’s final compensation, to be paid over a fifteen year period. Early retirement is permitted at age 60 or 62 with a reduction in the amount paid based on the number of years preceding age 65 the participant retires.

Potential Payments Upon Termination or Change of Control

           We have no agreements, plans or arrangements, except as set forth in “Employment Agreement,” “Change of Control Agreements” and “Defined Contribution and Supplemental Retirement Plans” above, that provide for payments to a named executive officer at, following, or in connection with the termination of that named executive officer or a change of control of the Company or the Bank.

TARP Executive Compensation Standards

    In January 2009, the Company elected to participate in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP”.  The Company issued 11,385 shares of preferred stock and a warrant to purchase 263,542 shares of our Common Stock at a price of $6.48 per share to the Treasury in return for $11,385,000.

           As a result of participating in the program, the Company is subject to certain executive compensation and corporate governance requirements under section 111 of the Emergency Economic Stabilization Act of 2008, as implemented by Treasury regulations. Those requirements apply to certain of our executive officers and employees, including Ralph Larry Lyons, Charles F. Catlett, III and Leslie S. Cundiff (the “SEOs”).  Those requirements include:

•	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;
•
Prohibiting the payment or accrual of any bonus payment to Mr. Lyons, our most highly compensated employee, except for (i) an award of long-term restricted stock with a value not exceeding one-third of his annual compensation and (ii) a payment contractually required to be paid and to which he had a legally binding right as of February 11, 2009;

•
Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

•	Limiting the Company’s tax deduction for compensation paid to any SEO of $500,000 annually.

    In addition, the regulations generally require the Compensation Committee to meet at least every six months with the Company’s senior risk officers to evaluate compensation plans to ensure that these plans do not encourage unnecessary and excessive risk taking that threaten the value of the Company, to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

    Subject to consultation with the appropriate federal banking agency, we are permitted to repay any assistance previously provided to us under TARP at any time.  If we choose to repay our TARP assistance, we would no longer be subject to these executive compensation restrictions.

Director Compensation in 2009

    As compensation for his or her service to us, each member of the Board receives a monthly retainer fee of $1,250. Fees for attendance at various committee meetings are $1,050 for the Audit Committee and $350 for the Nominating & Corporate Governance Committee and the Compensation Committee.

           The following table shows the compensation earned by each of the non-employee directors during 2009.

Name	Fees Earned or Paid in Cash ($)	Total ($)
James T. Napier	22,750	22,750
John B. Larus	16,250	16,250
Kemper W. Baker, Jr.	19,250	19,250
Clarke C. Jones	16,250	16,250
Elwood C. May	22,750	22,750
Roseleen P. Rick	18,550	18,550
W.C. Sprouse, Jr.	22,750	22,750
Phoebe P. Zarnegar	22,750	22,750

Equity Compensation Plan Information

           The following table sets forth information as of December 31, 2009, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders
1998 Stock Incentive Plan	21,789	$17.23	-
2006 Stock Incentive Plan	-	-	185,389
Equity Compensation Plans Not Approved by Shareholders(2)	--	--	--
(1) Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2) All of our equity compensation plans have been approved by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Board has a procedure for review and approval of transactions involving us and “related persons” (directors, director nominees, executive officers, shareholders owning five percent or more of our outstanding Common Stock or the immediate family members of any of these persons).  The procedure covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission’s rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  The procedure generally requires that related person transactions be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interest. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable, our business rationale for entering into the transaction and the fairness of the transaction to us.  In instances where the transaction is subject to renewal or if we have the right to terminate the relationship, the Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction.

           Some of our directors and officers, and some of the corporations and firms with which these individuals are associated, are customers of the Bank in the ordinary course of business and may be indebted to the Bank with respect to loans.  It is also anticipated that some of the persons, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future.  All loans extended to such persons, corporations and firms were made in the ordinary course of business, did not involve more than normal collection risk or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.  No such loan at December 31, 2009 was non-accruing, past due or restructured.  At December 31, 2009, the aggregate amount of loans outstanding to all directors and officers of the Bank and members of their immediate families, and corporations and firms with which these individuals are associated, was approximately $4,609,418.

    During fiscal year 2009, we did not have any other transactions with related persons within the meaning of Item 404(a) of Regulation S-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock.  Directors and executive officers are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.  Based solely on review of the copies of such reports furnished to us or written representation that no other reports were required, we believe that, during the 2009 year, all directors, executive officers and beneficial owners of more than 10% of the Common Stock have filed with the SEC on a timely basis all reports required to be filed under Section 16(a), except Phoebe P. Zernegar inadvertently filed a late report on Form 4 covering the acquisition of Common Stock in February 2009 and Clarke C. Jones inadvertently filed a late report on Form 4 covering the disposal of Common Stock in December 2009.

PROPOSAL II
RATIFICATION OF THE APPOINTMENT OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           The Audit Committee has appointed Yount, Hyde & Barbour, P.C., independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2010. Yount, Hyde & Barbour, P.C., performed the audit of our financial statements for the years ended December 31, 2009 and 2008.  A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent registered public accounting firm.

    Representatives from Yount, Hyde & Barbour, P.C., will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS OUR INDEPENDENT REGISTERED PUBLC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

AUDIT INFORMATION

    Yount, Hyde & Barbour, P.C. audited our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008.  The following information is furnished with respect to fees billed for professional services rendered to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2008 and 2007.

Fees of Independent Public Accountants

Audit Fees

           The aggregate fees for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2009 and 2008, billed by Yount, Hyde & Barbour, P.C., and for their review of the financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $133,900 for 2009 and $79,285 for 2008.

Audit Related Fees

    The aggregate fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the heading “Audit Fees” above by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2009 and 2008 were $27,564 and $17,500, respectively.  During 2009 and 2008, such services included the audit of the Bank’s defined contribution plan, as well as the automated clearing house functions (EastPay) of the Bank, research and consultation concerning financial accounting and reporting standards, and consultation related to other than temporary impairment securities.

Tax Fees

    There were no tax fees billed to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2009 or 2008.

All Other Fees

    There were no other fees billed to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2009 or 2008.

Pre-Approved Services

           All audit related services, tax services and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Report

           Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

           In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented (Professional Standards). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with them their independence from the Company and its management.  Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the amendments thereto,  for filing with the Securities and Exchange Commission.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Phoebe P. Zarnegar, Chairman
Elwood C. May
James T. Napier
W. C. Sprouse

PROPOSAL III
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

    On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

    In order to comply with ARRA as a recipient of TARP funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

    Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

    Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL III – NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL IV
AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Proposed Amendment

    Our Board of Directors has adopted an amendment and restatement of our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 6,000,000 shares to 30,000,000 shares that is subject to approval by our shareholders.  Our Board of Directors has recommended that our shareholders approve the amendment and, therefore, we are asking shareholders to approve the amendment at the Annual Meeting.

    The complete text of the amendment is attached hereto as Appendix A.  If the Amendment is approved by our shareholders, it will become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Annual Meeting or any adjournment thereof.

Reasons for the Amendment

    As previously disclosed, we expect to enter into a written agreement with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions.  We expect that the written agreement will require us to develop a written plan to maintain sufficient capital, and we may have to sell additional securities in order to generate additional capital.  The primary purpose of increasing our authorized shares of Common Stock is to provide us with sufficient flexibility to raise capital if we deem that an issuance of Common Stock is in the best interests of our shareholders.  By increasing our authorized shares of Common Stock to 30,000,000, we believe that we will have the flexibility to raise sufficient capital to meet our short-term and long-term capital needs.  At this time, the Company does not specifically know the nature or timing of any capital raise, which could include, among other options, a rights offering to existing shareholders along with a public offering. We expect that any such capital raise could be substantially dilutive to current shareholders.

    If we do not receive shareholder approval, and therefore cannot amend and restate our Articles of Incorporation to authorize the increase in authorized shares of Common Stock, we may not have the flexibility to raise sufficient capital on terms that we deem are most favorable to our shareholders, which could result in material effects on our liquidity, capital resources, and results of operations in the future.

    The Board of Directors also believes that the authorization of the increased level of Common Stock is advisable and in the best interests of the Company and its shareholders for several other reasons.  The Board of Directors would be permitted to issue such stock without shareholder approval, unless otherwise required by law, the rules of the Nasdaq Stock Market or our Articles of Incorporation and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, other capital-raising transactions, and for other corporate purposes, including the repayment and retirement of  the $11,385,000 in senior preferred stock sold to the United States Treasury.  The Board of Directors evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy.  Having the authority to issue new shares of Common Stock will enable us to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of shareholders to authorize such additional capital.  The Board of Directors believes that such enhanced ability to respond to opportunities and favorable market conditions before the opportunities or conditions pass is in the best interests of the Company and its shareholders.

Effects of the Amendment on the Current Holders of Common Stock

    Adoption of this proposal would not affect the rights of current holders of our outstanding Common Stock.  As is the case with our currently authorized but unissued shares of Common Stock, however, adoption of this proposal would permit our Board of Directors to issue such additional shares in the future without further approval of our shareholders unless otherwise required by law, the rules of the Nasdaq Stock Market or our Articles of Incorporation.  If we issue additional shares of our Common Stock, or securities that are convertible into, or exchangeable or exercisable in for shares of Common Stock, our existing shareholders could, depending on the price realized, experience significant dilution of book value per share, earnings per share and percentage ownership.  When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.  For more information regarding our Common Stock, see “Description of Capital Stock—Common Stock” below.

    The proposed amendment is not intended as an anti-takeover provision and we do not intend to use it for such purposes.  However, an increase in the authorized number of shares of our Common Stock could make it more difficult, and thereby discourage, attempts to acquire control of the Company.  For example, the proposed amendment would permit issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that our Board of Directors does not believe is in our best interests or the best interests of our shareholders.  The ability of our Board of Directors to cause us to issue substantial amounts of Common Stock without the need for shareholder approval, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in control of the Company or to dilute the stock ownership of holders of Common Stock seeking to obtain control of the Company.

    At present, our Articles of Incorporation and Bylaws contain the following provisions that may have an anti-takeover effect:

    Issuance of Additional Shares. Our Board of Directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and the board has the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent Board of Directors and management to retain their respective positions.

    Classified Board of Directors. Our Articles of Incorporation and Bylaws currently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years and until their successors are elected and qualified. As a result, approximately one third of the members of the Board of Directors are elected each year, and two annual meetings are required for our shareholders to change a majority of the members constituting the Board of Directors.

    Special Voting Provisions. Our Articles of Incorporation currently provide that unless the following actions have been approved by 80% of disinterested directors or meet certain fair price and procedural requirements, the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote shall be required to approve the following actions:

•	Any merger or consolidation with an Interested Stockholder or an affiliate of an Interested Stockholder;
•
Any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any Interested Stockholder or affiliate of an Interested Stockholder of our assets with an aggregate fair market value of $1,000,000 or more;

•	The issuance or transfer by us of any of our securities to an Interested Stockholder or any cash, securities or other property with an aggregate fair market value of $1,000,000 or more;
•	The adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an Interested Stockholder or an affiliate of an Interested Stockholder;
•
Any reclassification, recapitalization, merger, consolidation or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities which is directly or indirectly owned by an Interested Stockholder or an affiliate of an Interested Stockholder.

    For the purposes of this paragraph, the term “Interested Stockholder” a beneficial owner, directly or indirectly,

of more than 20% of the voting power of our outstanding capital stock, an affiliate of the Company who at any time during the two years prior to the date in question was the beneficial owner, directly or indirectly, of more than 20% of the voting power of our outstanding capital stock or certain assignees of or successors to any shares previously beneficially owned by an Interested Stockholder.

    No Cumulative Voting.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

    Advance Notice for Shareholder Proposals or Nominations at Meetings.  Our Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the meeting.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters.

Description of Capital Stock

The following description is a summary of the material provisions of our Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws have been filed with the Securities and Exchange Commission.

    General.  Our authorized capital stock consists of 6,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $1.25 per share.  As of April 25, 2010, there were 2,620,437 shares of Common Stock outstanding and 11,385 shares of preferred stock outstanding.

    Common Stock

    Dividend Rights. The Company may pay dividends as declared from time to time by the board out of funds that are legally available, subject to certain restrictions imposed by state and federal laws.

    Voting Rights. In all elections of directors, a shareholder has the right to cast one vote for each share of stock held by him or her for as many persons as there are directors to be elected. We do not have cumulative voting rights. On any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder is entitled to one vote for each share of stock held by him or her and entitled to vote.

    Preemptive Rights. Holders of Common Stock do not have preemptive rights with respect to issues of Common Stock. Accordingly, your share ownership may be diluted if the board decides to issue additional stock in the future.

    Liquidation Rights. Upon liquidation, after payment of all creditors, the remaining assets of our company would be distributed to the holders of Common Stock on a pro-rata basis, subject to the rights of the holders of any share of the Company’s preferred stock that may be issued from time to time.

    Calls and Assessments. All Common Stock outstanding is fully paid and non-assessable.

    The transfer agent and registrar for our Common Stock is Registrar and Transfer Company, Cranford, New Jersey.

    Preferred Stock.  The Board of Directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more class or series. In connection with any such issuance, the Board of Directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

    As of the date hereof, the Board of Directors has created one series of preferred stock, the Series A Preferred Stock, which was issued to the U.S. Treasury. The Series A Preferred Stock consists of 11,385 shares having a liquidation amount per share equal to $1,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year, prior to the payment of dividends on any shares of Junior Stock, as defined in our Articles of Incorporation, as amended.

    The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to the third anniversary of issuance, unless the Company has redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its Common Stock dividend or repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In the event that we do not pay dividends on the Series A Preferred Stock for six dividend periods, whether or not consecutive, the size of our board of directors will automatically be increased by two and the holders of the Series A Preferred Stock shall have the right to elect two directors to fill such newly created directorships at the next annual meeting and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series A Preferred Stock have been declared and paid in full. The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Articles of Amendment to the Articles of Incorporation designating such series.

Required Vote

    The affirmative vote of the holders of more than two-thirds of all the votes entitled to be cast at the Annual Meeting is required for approval of the proposed amendment and restatement of our Articles of Incorporation.  Accordingly, abstentions and broker non-votes will be considered as votes against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION.

PROPOSAL V
ADJOURNMENT OF THE ANNUAL MEETING

General

    If at the Annual Meeting the number of shares of our Common Stock present or represented and voting in favor of Proposal IV is insufficient to approve Proposal IV, our management may move to adjourn the Annual Meeting in order to enable our Board of Directors to continue to solicit additional proxies in favor of the Proposal IV.  In that event, you will be asked to vote only upon the adjournment proposal.

    In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments.  If our shareholders approve the adjournment proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use additional time to solicit additional proxies in favor of Proposal IV, including the solicitation of proxies from the shareholders that have previously voted.  Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the Proposal IV have been received, we could adjourn the Annual Meeting without a vote on Proposal IV and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal IV.

    The Board of Directors believes that if the number of shares of Common Stock present or represented at the Annual Meeting and voting in favor of Proposal IV is insufficient to approve that proposal, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve Proposal IV.

    Generally, if the Annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the Annual meeting of the place, date and time to which the meeting is adjourned.  However, if the Annual Meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting will be given as in the case of the original meeting.

Required Vote

    The affirmative vote of the holders of a majority of votes cast at the Annual Meeting is required for approval of the proposal to adjourn the Annual Meeting.  Accordingly, abstentions and broker-non votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING TO ALLOW TIME FOR THE FURTHER SOLICITATION OF PROXIES TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE ARTICLES.

FORWARD LOOKING STATEMENTS

    Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are generally identified by phrases such as “we expect,” “we believe” or words of similar import. Such forward-looking statements involve known and unknown risks including, but not limited to:

•
changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;

•	changes in the interest rates affecting our deposits and our loans;
•	the strength of the economy in our target market area, as well as general economic, market, or business conditions;
•	an insufficient allowance for loan losses as a result of inaccurate assumptions;
•	the loss of any of our key employees;
•
changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	our ability to manage growth;
•	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
•	our ability to assess and manage our asset quality;
•	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
•	our ability to maintain internal control over financial reporting;
•	our ability to raise capital as needed by our business;
•
our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;

•	changes in laws, regulations and the policies of federal or state regulators and agencies; and
•	other circumstances, many of which are beyond our control.

    Although we believe that our expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

SHAREHOLDER PROPOSALS

           Under the regulations of the SEC, any shareholder desiring to make a proposal to be included in the Proxy Statement and acted upon at the 2011 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to our Secretary, whose address is P.O. Box 39, Powhatan, Virginia 23139-0039, no later than January 17, 2011.

           Our Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process.  For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the meeting.  Based upon an anticipated date of May 25, 2011 for the 2011 Annual Meeting of Shareholders, we must receive such notice no later than March 26, 2011 and no earlier than February 24, 2011.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters.  Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to our Secretary.

ANNUAL REPORT AND FINANCIAL STATEMENTS

           A copy of our Annual Report to Shareholders for the year ended December 31, 2009 accompanies this Proxy Statement.  Additional copies may be obtained by written request to our Secretary at the address indicated below.  Such Annual Report is not part of the proxy solicitation materials.

           UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, WE WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT.  ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO SECRETARY, CENTRAL VIRGINIA BANKSHARES, INC., 2036 NEW DORSET ROAD, P.O. BOX 39, POWHATAN, VIRGINIA 23139-0039.  THE FORM 10-K/A IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

APPENDIX A

AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

CENTRAL VIRGINIA BANKSHARES, INC.

Article III of the Corporation’s Articles of Incorporation is hereby amended by deleting the first sentence of Article III in its entirety and replacing it with the following:

The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock of the par value of $1.25 per share and 1,000,000 shares of Preferred Stock of the par value of $1.25 per share.

[FORM OF PROXY]

☒ PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	CENTRAL VIRGINIA BANKSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS		For	With- hold	For All Except
Proxy Solicited by the Board of Directors	1. Election of Directors:	☐	☐	☐
Kemper W. Baker John B. Larus James T. Napier
The undersigned hereby constitutes John B. Larus and James T. Napier, or either one of them, attorneys and proxies, with power of substitution    in  each, to act for  the undersigned with respect to all  shares of Common Stock of Central Virginia Bankshares, Inc. held of record by the  undersigned on May 7, 2010, at  the Annual Meeting of Shareholders to be held at the Powhatan Village Building (the former Powhatan High School), 3910 Old Buckingham Road, Powhatan, Virginia, on Wednesday, June 23, 2010, at 10:00 a.m. local time, or any adjournment or postponement thereof, for the following purposes:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		For	Against	Abstain
	2. To ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as our independent auditors for the year ending December 31, 2010.	☐	☐	☐
		3. To approve an advisory (non-binding) resolution approving the compensation of the Company’s executive officers as disclosed in the proxy statement.	☐	☐	☐
		4. To approve the proposed amendment and restatement of our Articles of Incorporation to increase the authorized number of shares of common stock from 6,000,000 to 30,000,000 shares.	☐	☐	☐

5.  To aapprove a proposal to adjourn the meeting to allow time for further solicitation of proxies, in the event there are insufficient votes represented in person or by proxy at the meeting to approve the amendment proposal;

			☐	☐	☐
6. To vote on such other business as may properly come before themeeting.
Please check this box if you plan to attend the Annual Meeting of Shareholders. ☐
Please be sure to sign and date this Proxy in the box below.	Date
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 THROUGH 6.

Please sign your name exactly as it appears on the stock certificate. All of several joint owners should sign. Fiduciaries should give full title.
Shareholder sign above Co-holder (if any) sign above

w Detach above card, sign, date and mail in postage paid envelope provided. w
CENTRAL VIRGINIA BANKSHARES, INC. 2036 New Dorset Road P. O. Box 39 Powhatan, Virginia 23139-0039
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ONLINE AT:

www.centralvabank.com/annualreport-proxy